SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New Century Financial Corporation

(Exact name of registrant as specified in its charter)

Maryland	56-2451736
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:   333-124348.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

A description of the 9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of New Century Financial Corporation, a Maryland corporation (the “Company”), to be registered hereunder is incorporated by reference from the information set forth under the caption “Description of Our Series B Preferred Stock” in the Company’s Prospectus Supplement dated August 15, 2006, to the Prospectus dated May 6, 2005, and included as part of the Registration Statement on Form S-3 of the Company (File No. 333-124348), as filed with the Securities and Exchange Commission on April 27, 2005.

Item 2. Exhibits.

3.1	Articles of Amendment and Restatement of New Century Financial Corporation, incorporated by reference from the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 9, 2004.

3.2	Certificate of Correction to the Articles of Amendment and Restatement of New Century Financial Corporation, dated as of January 13, 2006, incorporated by reference from the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 20, 2006.

3.3	Articles Supplementary of New Century Financial Corporation, incorporated by reference from the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 1, 2004.

3.4	Articles Supplementary of New Century Financial Corporation relating to 9.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, incorporated by reference from the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 21, 2005.

3.5	Third Amended and Restated Bylaws of New Century Financial Corporation, incorporated by reference from the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 31, 2005.

3.6	Articles of Amendment of New Century Financial Corporation, dated as of May 11, 2006, incorporated by reference from the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 18, 2006.

3.7	Articles of Amendment of New Century Financial Corporation, dated as of May 11, 2006, incorporated by reference from the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 18, 2006.

3.8	Articles Supplementary of New Century Financial Corporation relating to 9.75% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, incorporated by reference from the Company’s Current Report on Form 8-K, as filed with Securities and Exchange Commission on August 18, 2006.

3.9	Form of Stock Certificate evidencing the 9.75% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW CENTURY FINANCIAL CORPORATION
a Maryland corporation

Date: August 18, 2006	By:	/s/ Brad A. Morrice
Brad A. Morrice
President and Chief Executive Officer